SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

Good Times Restaurants Inc.

(Name of Registrant as Specified In Its Charter)

N/A__________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

______________________________________________________________________________

(2) Aggregate number of securities to which transactions applies:

______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________

(5) Total fee paid:_____________________________________________________________

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:_____________________________________________________

(2) Form, Schedule or Registration Statement no.:____________________________________

(3) Filing party:_______________________________________________________________

(4) Date filed:________________________________________________________________

GOOD TIMES RESTAURANTS INC.

601 Corporate Circle

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 26, 2005

To the stockholders of Good Times Restaurants Inc.:

An annual meeting of the stockholders of Good Times Restaurants Inc., a Nevada corporation, will be held at the Good Times Restaurants corporate offices located at 601 Corporate Circle, Golden, Colorado 80401 on January 26, 2006 at 1:00 p.m. local time. The purposes of the meeting are to:

  elect seven directors to serve during the next year;
  transact any other business which may properly come before the meeting.

The accompanying proxy statement contains additional information about the annual meeting. All stockholders of record at the close of business on December 13, 2005 may vote at the meeting.

All stockholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy card. A business reply envelope is enclosed for your convenience. The delivery of a proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

/s/ Susan M. Knutson

Susan M. Knutson

Secretary and Controller

December 13, 2005

PROXY STATEMENT

General: This proxy statement contains information about the annual meeting of stockholders of Good Times Restaurants Inc. to be held at the Good Times Restaurants corporate offices located at 601 Corporate Circle, Golden, Colorado on Thursday, January 26, 2006 at 1:00 p.m. local time. The Good Times Restaurants Inc. board of directors is using this proxy statement to solicit proxies for use at the meeting. This Proxy Statement and the enclosed Proxy Card and Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 are being mailed to you on or about December 30, 2005.

The terms "we," "us" and "our" in this proxy statement refer to Good Times Restaurants Inc.

Who can vote: Only stockholders of record at the close of business on the record date of December 13, 2005 are entitled to receive notice of the annual meeting and to vote the shares of our common stock or of our Series B Convertible Preferred stock they held on that date. As of December 13, 2005, there were 2,502,103 shares of our common stock and 1,240,000 shares of our Series B Convertible Preferred stock outstanding. Holders of our common stock are entitled to one vote per share and holders of our Series B Convertible Preferred stock are entitled to one vote per share. The Company's by-laws do not allow holders to accumulate votes in the election of directors.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast "For" all of the nominees for election as directors and approval of each of the other proposals set forth in this proxy statement.

Revoking a proxy: You may revoke a proxy before the vote is taken at the meeting by:

  Submitting a new proxy with a later date,
  By voting at the meeting, or
  By filing a written revocation with our corporate secretary.

Your attendance at the meeting will not automatically revoke your proxy.

Quorum and voting requirements: Our bylaws provide that a majority of the outstanding shares entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at the annual meeting. Our bylaws also provide that all stockholder actions are to be determined by a majority of votes cast by the stockholders entitled to vote. If a quorum is not present the meeting may be adjourned until a quorum is obtained. The proxies may be voted at any reconvened meeting after any adjournment or postponement of the annual meeting.

Abstentions and broker "non-votes" will be treated as shares that are present for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker is not permitted to vote on a matter without instruction from the beneficial owner of the shares and no instruction is given. Abstentions and broker non-votes will result in the respective proposals receiving fewer votes.

Payment of proxy solicitation costs: All of the expenses involved in preparing and mailing this proxy statement and the enclosed materials and all costs of soliciting proxies will be paid by us. In addition to solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or personal interview. These individuals will not receive any compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and we may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.

ITEM 1 FOR VOTING - ELECTION OF DIRECTORS

All directors of Good Times Restaurants are elected annually. At this meeting seven directors are to be elected to serve for the next year or until their successors are elected and qualified. The nominees for directors are identified under the "Nominees" caption below. Each nominee has consented to serve as a director if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, each of the persons named in the proxy intend to vote in his or her discretion for a substitute who will be designated by the board of directors.

Nominee selection process: Our board of directors as a whole acts as the nominating committee for the selection of nominees for election as directors. We do not have a separate standing nominating committee since we require that our director nominees be approved as nominees by a majority of independent directors. The board will consider suggestions by stockholders for possible future nominees for election as directors at the next annual meeting when the suggestion is delivered in writing to the corporate secretary of Good Times Restaurants by August 15 in any year. No such suggestions were received by the August 15, 2005 deadline from a beneficial owner of more than 5% of our stock.

The board selects each nominee, subject to contractual nominee designation rights held by certain stockholders, based on the nominee's skills, achievements and experience, with the objective that the board as a whole should have broad and relevant experience in high policymaking levels in business and a commitment to representing the long-term interests of the stockholders. The board believes that each nominee should have experience in positions of responsibility and leadership, an understanding of our business environment and a reputation for integrity.

The board evaluates each potential nominee individually and in the context of the board as a whole. The objective is to recommend a group that will effectively contribute to our long-term success and represent stockholder interests. In determining whether to recommend a director for re-election, the board also considers the director's past attendance at meetings and participation in and contributions to the activities of the board.

When seeking candidates for director, the board solicits suggestions from incumbent directors, management, stockholders or others. The board does not have a charter for the nominating process.

Communication with the directors: The board welcomes questions or comments about us and our operations. Those interested may contact the board as a whole or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of Good Times Restaurants Inc., Corporate Secretary, 601 Corporate Circle, Golden, CO 80401. All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

Nominees: The director nominees of Good Times Restaurants are as follows:

Geoffrey R. Bailey, age 54, is a director of The Erie County Investment Co., which owns 99% of The Bailey Company, a large franchise owner of Arby's restaurants and a franchisee and joint venture partner of Good Times Restaurants. He joined The Erie County Investment Co. in 1979. Mr. Bailey is a graduate of the University of Denver with a Bachelor's Degree in Business Administration.

Ron Goodson, age 49, is the Vice President & General Manager for the Pepsi Cola Bottling Group's Southwest Region.  Mr. Goodson has been with PepsiCO/PBG for 28 years where he has held numerous positions of ever increasing responsibility in more than half a dozen geographical territories.  In addition to delivering consistently strong results, Mr. Goodson serves on the companies Diversity Advisory Board, the PBG Annual Planning Steering Committee and is active with the "focus on five" mentoring program. Mr. Goodson is a graduate of Wright State University.  His current board involvement is with the YMCA, The City of Hope and Chairperson for the Arizona UCP 2004 Foundation fundraiser.

David Grissen, age 48, is Senior Vice President Mid-Atlantic Region for Marriott Lodging, a position he has held since 2000. He is responsible for 250 hotels within the Mid-Atlantic Region (Pennsylvania, Delaware, Maryland, Virginia, D.C., West Virginia, North Carolina and South Carolina) operated under the Marriott Hotels & Resort, Marriott Conference Centers, Courtyard, Residence Inn, TownePlace Suites and SpringHill Suites brands. He leads the Human Resources, Sales and Marketing, Finance, Engineering, Operations and Food & Beverage areas through key executives on the Mid-Atlantic Regional Team. Mr. Grissen is based in Bethesda, Maryland. Mr. Grissen joined Marriott from Dreyer's Grand Ice Cream in 1987, where he had served as Director of Finance and Planning. Mr. Grissen holds a B.A. from Michigan State University and a M.B.A. from Loyola University in Chicago. He serves on the Corporate Council of the American Cancer Society for Washington, D.C.

Boyd E. Hoback, age 50, is President and Chief Executive Officer of Good Times Restaurants, a position which he has held since December 1992 and he has been in the restaurant business since the age of 16. Mr. Hoback has been a vital part of the development of Good Times to a 41-restaurant chain. and has been involved in developing all areas of the company. Mr. Hoback has served on several boards over his career including The Colorado Restaurant Association, Juvenile Diabetes Foundation and is a former member of The Young President's Organization. Mr. Hoback is an honors graduate of the University of Colorado in finance.

Eric W. Reinhard, age 47, in addition to serving as an officer of Good Times and Chairman of the Board, Mr. Reinhard also serves as President of the Pepsi Cola Bottler's Association. Prior to June 1004 he was the General Manager for the Pepsi Bottling Group's Great West Business Unit. While in this role, Mr. Reinhard was also a member of the Pepsi Bottling Group's Chairman's Operating Council, a member of the Food Service Strategic Planning Committee, and a member of The Dr. Pepper Bottler Marketing Committee. Mr. Reinhard joined Pepsi Cola in 1984 after four years with The Proctor & Gamble Distributing Company. Since 1984 he has held several field and headquarters positions including Vice President/General Manager Pepsi-Lipton Tea partnership (JV), General Manager Mid-Atlantic business Unit, Area Vice President Retail Channels, Vice President On-Premise Operations and Area Vice President of Franchise Operations. Eric holds a BA from Michigan State University and has completed the Executive Business Program at the University of Michigan.

Richard J. Stark, age 65, has served as a Good Times director since July 1990. He is Chairman of the Audit Committee, and a member of the Compensation Committee. Mr. Stark has spent over 36 years in the investment industry. He is currently President of Boulder Asset Management, a firm that he founded in 1984. Previously Mr. Stark was the Chief Investment Officer of Interfirst Investment in Dallas, Texas and was responsible for all individual asset management at S&P/Intercapital in New York. Mr. Stark is a graduate of Marquette University with a BS in business administration (finance) and has an MBA from the University of Illinois with a major in finance. Mr. Stark received his chartered financial analyst designation in 1974.

Alan A. Teran, age 60, has served as a Good Times director since April 1994. He is a member of the Audit and Compensation Committees. Mr. Teran has spent the past 27 years working in the restaurant industry, including serving as president of Cork & Cleaver. He was one of the first franchisees of Le Peep Restaurants. Mr. Teran is also a director of Charlie Brown's Steakhouses on the East Coast, and Morton's Restaurant Group, which is the operator of Morton's Steak Houses and Bertolini's. Mr. Teran graduated from the University of Akron in 1968 with a degree in business.

There are no family relationships among the directors. The board has determined that of the current directors Geoffrey R. Bailey, Ron Goodson, David Grissen, Richard J. Stark and Alan A. Teran are independent directors under the NASDAQ listing standards. There are no arrangements or understandings between any current director and any other person under which that director was elected except for Geoffrey R. Bailey, who was originally elected to the board of directors under the Series A Convertible Preferred Stock Purchase and Sale Agreement entered into with Good Times Restaurants in 1996 (see "Certain relationships and related transactions"). As part of the issuance of the Series B convertible stock, holders of the Series B shares were given certain rights in the election of directors, subject to certain restrictions. This is discussed in greater detail in the section below headed "Certain relationships and related transactions."

Board Committees

Audit Committee: The Audit Committee currently consists of Messrs. Grissen, Teran and Stark, each of whom are independent directors under the applicable NASDAQ Stock Market listing standards. The Board has determined that Richard Stark is an audit committee financial expert, as that term is defined by the Securities and Exchange Commission ("SEC") rules. The function of this Committee relates to oversight of the auditors, the auditing, accounting and financial reporting processes and the review of the Company's financial reports and information. In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company's quarterly results and the results of their audit and reviewing the Company's internal accounting controls. The Audit Committee operates pursuant to a written Charter adopted by the Board of Directors. The Audit Committee held five meetings during fiscal 2005.

Compensation Committee: The Compensation Committee currently consists of Messrs. Goodson, Stark and Teran. The function of this Committee is to consider and determine all matters relating to the compensation of the President and CEO and other executive officers, including matters relating to the employment agreements. The Compensation Committee held one meeting during fiscal 2005.

Directors' meetings and attendance: There were four meetings of the board of directors held during the last full fiscal year. No member of the board of directors attended fewer than 75% of the board meetings and applicable committee meetings.

Each director attended the 2005 annual meeting of stockholders.

Directors' compensation: Each non-employee director receives $500 for each board of directors meeting attended. Members of the compensation and audit committees generally each receive $100 per meeting attended. However, where both compensation and audit committee meetings are held at the same gathering only $100 is paid to directors attending both committee meetings. Additionally, for the fiscal year ended September 30, 2005, each director received a non-statutory stock option to acquire 2,000 shares of common stock at an exercise price of $5.68.

Audit Committee Report: Good Times Restaurant's management is responsible for the internal controls and financial reporting process for Good Times Restaurants. The independent accountants for Good Times Restaurants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The audit committee's responsibility is to monitor and oversee these processes.

In this context, the audit committee met with management and the independent accountants to review and discuss the Good Times Restaurants financial statements for the fiscal year ended September 30, 2005. Management represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the independent accountants that firm's independence.

Based on the audit committee's review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Good Times Restaurants Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

David Grissen Richard Stark Alan Teran

Ownership of common stock by principal stockholders and management: The following table shows the beneficial ownership of shares of Good Times Restaurants common stock as of December 13, 2005 by each person known by Good Times Restaurants to be the beneficial owner of five percent or more of the shares of Good Times Restaurants common stock, each director and the executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The address for the principal stockholders and the Directors and Officers is 601 Corporate Circle, Golden, CO 80401.

Holder	Number of shares beneficially owned	Percent of class**
Principal stockholders
The Bailey Company, LLLP	821,512[1]	32.83%
The Erie County Investment Co.	1,034,792[1]	41.36%
Paul T. Bailey	1,101,292[2]	44.01%
Directors and Officers
Geoffrey R. Bailey, Director	45,900[3]	1.82%
Ron Goodson, Director	204,000[4]	8.14%
David Grissen, Director	204,000[4]	8.14%
Boyd E. Hoback, Director, Officer	173,544[5]	6.46%
Richard J. Stark, Director	27,100[6]	1.08%
Alan A. Teran, Director	71,400[7]	2.84%
Eric W. Reinhard, Chairman	260,000[8]	10.69%
All directors and executive officers as a group (10 persons including all those named above)	1,074,431[9]	13.09%

1The Bailey Company is 99% owned by The Erie County Investment Co., which should be deemed the beneficial owner of Good Times Restaurants common stock held by The Bailey Company. The Erie County Investment Company also owns 33,280 shares of Good Times Restaurants common stock in its own name. Geoffrey R. Bailey is a director and executive officer of The Erie County Investment Company. Geoffrey R. Bailey disclaims beneficial ownership of the shares of Good Times Restaurants common stock held by The Bailey Company and The Erie County Investment Company. See footnote 2 below.

2Includes 821,512 shares beneficially owned by The Bailey Company and 33,280 shares held of record by The Erie County Investment Co. and 189,000 shares underlying presently convertible Series B Convertible Preferred stock held of record by the Erie County Investment Co. Paul T. Bailey is the principal owner of The Erie County Investment Co. and may be deemed the beneficial owner of shares held by The Erie County Investment Co. and The Bailey Company. Paul T. Bailey disclaims beneficial ownership of the shares held by The Erie County Investment Co. and The Bailey Company. Paul T. Bailey is the father of Geoffrey R. Bailey.

3Includes 16,000 shares underlying presently exercisable options.

4Includes 4,000 shares underlying presently exercisable stock options and 200,000 shares underlying presently convertible Series B Convertible Preferred stock.

5Includes 160,651 shares underlying presently exercisable stock options.

6Includes 15,000 shares underlying presently exercisable stock options.

7Includes 15,000 shares underlying presently exercisable stock options and 40,000 shares underlying presently convertible Series B Convertible Preferred stock.

8Includes 260,000 shares underlying presently convertible Series B Convertible Preferred stock.

9Does not include shares held beneficially by The Bailey Company and The Erie County Investment Co. If those shares were included, the number of shares beneficially held by all directors and executive officers as a group would be 2,109,223 and the percentage of class would be 73.76%.

* Less than one percent.

** Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

Ownership of Series B Convertible Preferred stock by principal stockholders and management: The following table shows the beneficial ownership of shares of Good Times Restaurants Series B Preferred Convertible stock as of December 13, 2005 by each person known by Good Times Restaurants to be the beneficial owner of five percent or more of the shares of Good Times Restaurants Series B Convertible Preferred stock, each director and the executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The address for the principal stockholders and the Directors and Officers is 601 Corporate Circle, Golden, CO 80401

Holder	Number of shares beneficially owned	Percent of class**
Principal stockholders
The Erie County Investment Co.	180,000	14.52%
Ileene Lobell Greene	100,000	8.06%
David Hooker	100,000	8.06%
Directors:
Eric W. Reinhard, Director and Officer	260,000	20.97%
Ron Goodson, Director	200,000	16.13%
David Grissen, Director	200,000	16.13%
Alan Teran, Director	40,000	3.23%
Other outside investors, non-affiliated	80,000	6.45%
All officers and directors as a group	700,000	56.45%
All officers plus Erie	880,000	70.97%

Executive officers: The executive officers of Good Times Restaurants are as follows:

Name	Age	Position	Date Began With Company
Boyd E. Hoback	50	President & CEO	September 1987
Susan M. Knutson	47	Controller	September 1987
Scott G. LeFever	47	VP of Operations	September 1987
Robert D. Turrill	57	VP of Marketing	October 1990
Eric W. Reinhard	47	Chief Development Officer	February 2005

Boyd E. Hoback. See the description of Mr. Hoback's business experience under "Item 1 For Voting - Election of Directors."

Susan M. Knutson has been Controller since 1993 with direct responsibility for overseeing the accounting department, maintaining cash controls, producing budgets, financials, 10-QSBs and 10-KSBs and preparing all information for the annual audit.

Scott G. LeFever has been Vice President of Operations since August 1995, and has been involved in all phases of operations with direct responsibility for restaurant service performance, personnel and cost controls.

Robert D. Turrill has been Vice President of Marketing since October 1994 with direct responsibility for menu development, purchasing, research and multi-media advertising for the Company.

Eric W. Reinhard See the description of Mr. Reinhard's business experience under "Item 1 For Voting - Election of Directors."

Executive officers serve at the discretion of the board of directors. There are no family relationships among the executive officers.

Code of ethics: Good Times Restaurants has adopted a Code of Business Conduct which applies to all directors, officers, employees and franchisees of Good Times Restaurants. The Code of Business Conduct was filed with the SEC as an exhibit to the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004.

Executive compensation: The following table shows the compensation paid by Good Times Restaurants to its chief executive officer for the last three fiscal years. No other executive officer of Good Times Restaurants received an annual salary and bonus for the last fiscal year in excess of $100,000.

Summary Compensation Table:
Annual Compensation	Long-Term Compensation
Name and principal position	Fiscal year	Salary	Bonus1	Other annual compensation2	Shares Underlying Options3	Other ($)4
Boyd E. Hoback,	2005	$159,667	0	$15,000	8,500	$835
President& CEO	2004	$134,000	0	$15,000	3,900	$1,035
	2003	$127,500	0	$15,000	3,750	$1,376

The following table shows the stock option grants to the chief executive officer during the fiscal year ended September 30, 2005.

Option Grants in Last Fiscal Year (Individual Grants)
Name	Number of shares underlying options granted (#)	Percent of total options granted to employees in fiscal year	Exercise price ($/Share)	Expiration date
Boyd E. Hoback	12,000	29.8%	$3.11	10/01/2014

The chief executive officer exercised stock options during the last fiscal year. The following table shows information about the options exercised and the fiscal year end values of unexercised options:

Aggregate Option Exercises Last Fiscal Year and FY-End Option Values
Name	Shares Disposed of Exercise(#)	Value Realized ($)	Number of unexercised options at FY-end (#) exercisable/unexercisable	Value of unexercised in the money options at FY-end ($) exercisable/unexercisable5
Boyd E. Hoback	7,500	22,632	124,497/38,135	$380,084/$124,563

1 The board of directors has approved a bonus plan for Mr. Hoback that is contingent upon certain performance criteria. The plan provides for a bonus of up to 30% of salary for Mr. Hoback.

2 Consists of an officer expense allowance.

3 Consists of incentive stock options to purchase shares of common stock.

4 Consists of cash issued to match employee contribution in the 401(k) plan.

5 Based on the closing bid price for Good Times Restaurants common stock as reported on the NASDAQ SmallCap Market System on September 30, 2005 of $5.68 per share.

Employment Agreement: Mr. Hoback entered into an employment agreement with us in October 2001 that provides for his employment as president and chief executive officer for two years from the date of the agreement at a minimum salary of $125,000 per year, terminable by us only for cause. The agreement provides for payment of one year's salary and benefits in the event that change of ownership control of us results in a termination of his employment or termination other than for cause. This agreement automatically renews annually unless specifically not renewed by the board of directors.

Certain relationships and related transactions: We issued 1,240,000 shares of our Series B Convertible Preferred stock, including 180,000 shares to The Erie County Investment Co, a substantial holder of our common stock. Under the Securities Purchase Agreement with The Erie County Investment Co., as long as it holds its 180,000 shares of Series B stock or the shares of common stock into which the Series B stock can be converted, has the right to elect three directors, provided two directors meet the NASDAQ independence standards. Furthermore, the Series B shares give the holders of that stock, or the common stock into which the Series B shares have been converted, the right to elect three directors. The number of director positions subject to this provision will decrease proportionally as the original holders sell the Series B shares or the common stock into which the Series B shares have been converted. An additional provision set out in the Certificate of Designations Rights and Preferences restricts, for as long as two thirds of the Series B shares are outstanding or the original purchases of Series B stock hold at least two thirds of the common stock into which the Series B stock has been converted, our ability to increase the size of the board of directors above seven directors unless we first receive approval from three fourths of the Series B stock then outstanding and holders representing three fourths of all common stock. Geoffrey R. Bailey and Alan Teran are the current directors representing The Erie County Investment Co. on the board of directors. Geoffrey R. Bailey is a director of The Erie County Investment Co., which owns 99% of The Bailey Company. The Bailey Company and The Erie County Investment Co. are principal stockholders of us. Geoffrey R. Bailey's father, Paul T. Bailey, is the principal owner of The Erie County Investment Co. Ron Goodson, David Grissen and Eric Reinhard were appointed pursuant to obligations set forth in the Securities Purchase Agreement for the Series B Convertible stock.

Our corporate headquarters are located in a building which is owned by The Bailey Company and in which The Bailey Company also has its corporate headquarters. We currently lease our executive office space of approximately 3,693 square feet from The Bailey Company for approximately $51,702 per year. The lease will expire March 31, 2007.

The Bailey Company is also the owner of two franchised Good Times Drive Thru restaurants which are located in Thornton and Loveland, Colorado. The Bailey Company has entered into two franchise and management agreements with us, and payments under those agreements totaled $96,000 for the fiscal year ended September 30, 2005.

Section 16(a) beneficial ownership reporting compliance: Under Section 16(a) of the Securities Exchange Act of 1934, directors, executive officers and persons who own more than ten percent of Good Times Restaurants common stock must disclose their initial beneficial ownership of the common stock and any changes in that ownership in reports which must be filed with the SEC and Good Times Restaurants. The SEC has designated specific deadlines for these reports and Good Times Restaurants must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of the reports filed with Good Times Restaurants and written representations received from reporting persons Good Times Restaurants believes that during the fiscal year ended September 30, 2005 all Section 16(a) filing requirements for its officers, directors, and more than ten percent shareholders were complied with on a timely basis, with the exception of Paul T. Bailey, a more than ten percent shareholder, who filed one late report covering three transactions that occurred in a prior year.

Recommendation of the board of directors: The board of directors recommends voting "For" electing all of the nominees.

INDEPENDENT PUBLIC ACCOUNTANTS: The board of directors appointed HEIN & ASSOCIATES LLP as Good Times Restaurants' independent auditors for the fiscal year ended September 30, 2005 and fiscal year 2006, and to perform other accounting services. Representatives of HEIN & ASSOCIATES LLP are expected to be present at the annual meeting of shareholders, and will have the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

Audit Fees: The aggregate fees billed for professional services rendered by HEIN+ ASSOCIATES LLP for its audit of the Company's annual financial statements for the fiscal year ended September 30, 2005, and its reviews of the financial statements included in the Company's Forms 10-QSBs for fiscal year 2005 were $57,750 compared to $53,844 in fees for the fiscal year ended 2004.

Tax Fees: The aggregate fees billed to Good Times Restaurants for all other services rendered by HEIN & ASSOCIATES LLP for the fiscal year 2004 were $5,750 and fiscal year 2005 were $6,350 in each year. These fees related to preparation and review of the Company's tax returns.

Audit Committee: Policy on Pre-Approval Policies of Auditor Services: Under the provisions of the Audit Committee Charter, all audit services and all permitted non-audit services (unless subject to a de minimis exception allowed by law) provided by our independent auditors, as well as fees and other compensation to be paid to them, must be approved in advance by our Audit Committee. All audit and tax services provided by HEIN & ASSOCIATES LLP during the fiscal year ended September 30, 2005, and the related fees as discussed above, were approved in advance in accordance with SEC rules and the provisions of the Audit Committee Charter. There were no other services or products provided by HEIN & ASSOCIATES LLP to us or related fees during the fiscal year ended September 30, 2004 except as discussed above.

Auditor Independence: The audit committee of the board of directors has considered the effect that the provision of the services described above under the caption "All Other Fees" may have on the independence of HEIN & ASSOCIATES LLP. The audit committee has determined that provision of those services is compatible with maintaining the independence of HEIN & ASSOCIATES LLP as the Company's principal accountants.

FUTURE STOCKHOLDER PROPOSALS: Any Good Times Restaurants stockholder proposal for the annual meeting of stockholders in 2007 must be received by Good Times Restaurants by August 15, 2006 for the proposal to be included in the Good Times Restaurants' proxy statement and form of proxy for that meeting. If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by Good Times Restaurants by November 12, 2005, the person named in proxies solicited by the Good Times Restaurants board of directors may use his discretionary authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

OTHER MATTERS: The board of directors does not know of any other matters to be brought before the annual meeting. If any other matter not discussed in this proxy statement is properly brought before the annual meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with his or her best judgment on that matter.

INCORPORATION OF DOCUMENTS BY REFERENCE: Our Annual Report on Form 10-KSB, including financial statements, for the fiscal year ended September 30, 2005, is being mailed to stockholders along with this proxy statement. The following information from the Form 10-KSB is incorporated into this proxy statement by reference:

  the information under the caption "Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations";
  the information under the caption "Item 7. Financial Statements"; and
  the information under the caption "Item 8. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure".

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer

December 13, 2005

[Form of Proxy]

GOOD TIMES RESTAURANTS INC.

601 Corporate Circle

Golden, Colorado 80401

PROXY

This proxy is solicited by the Board of Directors of Good Times Restaurants Inc. for the Annual Meeting of Stockholders on January 26, 2006.

The undersigned hereby appoints Boyd E. Hoback and Susan M. Knutson, or either of them, each with the power to appoint his or her substitute, as proxies for the undersigned to vote all shares of Good Times Restaurants Inc. capital stock which the undersigned is entitled to vote at the annual meeting of stockholders to be held on January 26, 2006, and at any reconvened meeting after any adjournment thereof, as directed below and at his or her discretion on any other matters that may properly be presented at the meeting.

1. Election of directors: The board of directors has nominated the following seven persons for election as directors, and recommends a vote "For" all of the nominees. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below.

Nominees: Geoffrey R. Bailey, Ron Goodson, Dave Grissen, Boyd E. Hoback, Eric W. Reinhard, Richard J. Stark and Alan A. Teran

For All	Withheld for All
[ ]	[ ]

Withheld for the following nominee(s) only (write the nominee name(s) in the space below):

__________________________________________________________________________

This proxy when properly executed will be voted in the manner directed by the undersigned.

If this proxy is properly executed but no voting directions are given, this proxy will be voted "For" all director nominees listed on this proxy and approval of each of the other proposals set forth above.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, the management of Good Times Restaurants Inc. did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of Good Times Restaurants Inc. management.

Please sign exactly as your name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Shares Owned: _____________________ Dated: ___________________

__________________________________ ______________________________________

Signature of Shareholder Signature (if held jointly)

(Sign exactly as name appears on stock certificate)